Exhibit B-14(b)


June 11, 1997










                           BYLAWS

                             of

                     VARIBUS CORPORATION
                           BYLAWS

                             of

                     VARIBUS CORPORATION

                          ARTICLE I

                            Name

     The name of the Corporation shall be VARIBUS
CORPORATION.

                         ARTICLE II

                   Shareholders' Meetings

     All meetings of the Shareholders shall be held at the principal office of the Corporation in the State of Texas.
With or without motion, the Chairman of the Board of Directors of any meeting of the Shareholders may appoint
Inspectors and Tellers for such meeting who shall examine into the qualifications of the Shareholders present in person or represented at the meeting by proxy, report the shares represented at the meeting and tabulate the vote on such matters as may come before the meeting.

                         ARTICLE III

                       Annual Meeting

     The Annual Meeting of the Shareholders of this Corporation shall be held on the third Wednesday in September in each year if not a legal holiday and, if a legal holiday, then on the next succeeding Wednesday not a legal holiday. In the event that such Annual Meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner and as provided for Special Shareholders'
Meetings.

                         ARTICLE IV

                      Special Meetings

     Special meetings of the Shareholders of this Corporation shall be held whenever called by the Chairman of the Board of Directors, the President and Chief Executive Officer, a Vice President or a majority of the Board of Directors, or whenever the holder or holders of one-tenth (1/10) of the shares of the capital stock issued and outstanding and entitled to vote shall make written application therefor to the Secretary or an Assistant Secretary, stating the time and purpose of the meeting applied for.

                          ARTICLE V

              Notice of Shareholders' Meetings

     Written or printed notice of all Shareholders' Meetings, stating the time and place, and, in the case of Special Meetings, the purpose or purposes for which such meetings are called, shall be delivered by the Secretary or an Assistant Secretary, by mail, to each Shareholder of record, having voting power in respect of the business to be transacted thereat, at his or her registered address at least ten (10) and not more than fifty (50) days prior to the date of the meeting, and the person giving such notice shall make affidavit in relation thereto; provided that such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholders at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Any meeting at which all Shareholders having voting power in respect of the business to be transacted thereat are present, either in person or represented by proxy, or of which those not present have waived notice in writing, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

     Any action required by law to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Shareholders.

                         ARTICLE VI

                      Waiver of Notice

     Notice of any Shareholders' Meeting may be waived by any Shareholder and the presence at any meeting, either in person or by proxy, of a shareholder having voting power in respect of the business to be transacted thereat shall be deemed as to such Shareholder a waiver of notice of the meeting.

                         ARTICLE VII

                           Quorum

     At any meeting of the Shareholders, a majority of the shares of capital stock issued and outstanding and entitled to vote in respect of the business to be transacted thereat, represented by such Shareholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time and the same shall be held as adjourned without further notice. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock entitled to vote represented thereat shall decide all questions brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation of the Corporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

                        ARTICLE VIII

                      Proxy and Voting

     Shareholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof or after eleven
(11) months from the date of its execution unless otherwise provided in the proxy. Each holder of record of stock of the Corporation shall be entitled to one vote for each share of stock of such class standing in his name on the books of the Corporation.

                         ARTICLE IX

                     Board of Directors

     The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than seven (7), with the exact number at any given time to be fixed by the Board of Directors at any regular or special meeting without the necessity of prior notice that the matter of fixing the number of directors shall be a matter for consideration at such meeting. Directors shall be elected at each Annual Meeting of the Shareholders or at any meeting held in the place thereof as hereinbefore provided. The number of Directors may be increased to any number greater than seven (7) or decreased to less than three (3) from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive Annual Meetings of Shareholders. Each Director elected by the Shareholders shall serve until the next Annual Meeting and until such Director's successor is duly elected and qualified except as in these Bylaws may otherwise be provided. Directors need not be Shareholders in the Corporation.

     No person shall be eligible for election or re-election as a Director of the Company after attaining age 65. Any Director who is regularly employed by the Corporation or its parent and who retires from active employment by the Company or its parent, upon or prior to attaining age 65, or who otherwise has his employment terminated for any reason, shall, concurrently with such retirement or termination, resign as a Director of the Company, and failing such resignation may be removed without cause.

                          ARTICLE X

                     Power of Directors

     The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Texas, with the Articles of Incorporation of the Corporation or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination of the Board of Directors shall be final and conclusive.

                         ARTICLE XI

                Fees of Directors and Others

     The Board of Directors shall have power to fix and determine the fee or fees to be paid members of the Board of Directors or any Committees appointed by the Directors or Shareholders for attendance at meetings of said Directors or Committees. Any fees so fixed and determined by the Board of Directors shall be subject to revision or amendment by the Shareholders.

                         ARTICLE XII

               Executive and Other Committees

     The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the Bylaws, may elect from its number an Executive Committee of not less than three nor more than five members, which Committee may exercise the powers of the Board of Directors in the management of the business of the Corporation when the Board is not in session except where action of the Board of Directors is specified or required by law. The Executive Committee shall report its actions to the Board for approval. The Executive Committee may make rules for the notice, holding and conduct of its meetings and the keeping of the records thereof.

     The Board of Directors may likewise appoint from its number or from the Shareholders other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Board of Directors.

                        ARTICLE XIII

                          Meetings

     Regular Meetings of the Board of Directors shall be held at such places within or without the State of Texas and at such times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given. Special Meetings of the Board of Directors may be held at anytime or place, either within or without the State of Texas, whenever called by the Chairman of the Board of Directors, the President and Chief Executive Officer, a Vice President, the Secretary, an Assistant Secretary or one or more Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present have waived notice thereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting.

     Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or executive committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                         ARTICLE XIV

                           Quorum

     A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these Bylaws.

                         ARTICLE XV

                          Officers

     The officers of this Corporation shall be a Chairman of the Board of Directors, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer and such other officers and assistant officers as are permitted or provided by these Bylaws and appointed by the Board of Directors. The officers shall be elected by the Board of Directors after its election by the Shareholders, and a meeting may be held without notice for this purpose immediately after the Annual Meeting of the Shareholders and at the same place.

                         ARTICLE XVI

                   Eligibility of Officers

     The Chairman of the Board of Directors may be, but need not be, a Shareholder and shall be a Director of the Corporation. The President and Chief Executive Officer, Vice Presidents, Secretary, Treasurer and such other officers as may be appointed may be, but need not be, Shareholders or Directors of the Corporation. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person, and except that the Chairman of the Board of Directors and Secretary shall not be the same person.


                        ARTICLE XVII

               Additional Officers and Agents

     The Board of Directors in its discretion may appoint one or more Assistant Secretaries, one or more Assistant
Treasurers, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

                        ARTICLE XVIII

             Chairman of the Board of Directors,
            President and Chief Executive Officer

     The Chairman of the Board of Directors shall be elected from among the Directors of this Corporation. He may call meetings of the Board of Directors and of any committee thereof whenever he deems it necessary. When present, he shall call to order and preside at all meetings of the Shareholders of this Corporation and of the Board of Directors. Subject to control of the Board of Directors, he may perform all duties and exercise all powers as are conferred by these Bylaws, or by law, on the President and Chief Executive Officer except such duties as are required by law to be performed by a President and Chief Executive Officer, or a Vice President. In particular, the Chairman of the Board of Directors is hereby prescribed as an officer authorized to sign certificates representing shares to which shareholders are entitled, as is permitted by Article 2.19A of the Texas Business Corporation Act. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     In the absence of the Chairman of the Board of Directors or if such office is vacant, the President and Chief Executive Officer shall perform the duties of such Chairman of the Board of Directors. The President and Chief Executive Officer shall have general supervision over the business and policies of this Corporation, subject to control of the Board of Directors, and may perform all duties and exercise all powers as are conferred by these Bylaws, or by law. The President and Chief Executive Officer or a Vice President, or such other officer or officers as may be authorized by these Bylaws or such other person as is thereunto specifically authorized by vote of the Board of Directors, shall sign all bonds, deeds and contracts of this Corporation. The President and Chief Executive Officer or a Vice President or such other officer or officers as these Bylaws may prescribe shall sign all certificates representing shares of stock in this Corporation to which Shareholders are entitled.

                         ARTICLE XIX

                       Vice Presidents

     Except as especially limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President, and shall have the power to sign all certificates of stock, bonds, deeds, and contracts of the Corporation. He shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board of Directors, or the President and Chief Executive Officer shall designate from time to time. From time to time, as it may determine advisable, the Board of Directors may designate an Executive Vice President who, in the absence or disability of the President, shall be the managing executive officer of this Corporation. The Executive Vice President shall possess all the powers conferred by these Bylaws on other Vice Presidents and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board of Directors, or the President and Chief Executive Officer may designate from time to time.

                         ARTICLE XX

                          Secretary

     The Secretary shall keep accurate minutes of all meetings of the Shareholder, the Board of Directors and the Executive or other committees of the Board of Directors, respectively, shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Secretary shall have the power, together with the Chairman of the Board of Directors, the President and Chief Executive Officer, or a Vice President, to sign certificates of stock of the Corporation. In his absence an Assistant Secretary or a Secretary pro tempore shall perform his duties. The Secretary, any Assistant Secretary and any Secretary pro tempore shall be sworn to the faithful discharge of their duties.

                         ARTICLE XXI

                          Treasurer

     The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds and securities owned or possessed by the Corporation and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond (which shall be in the custody of the Chairman of the Board of Directors) in such form and with such sureties as shall be required by the Board of Directors. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business as the Directors shall designate. He may endorse for deposit or collection all checks, notes, et cetera, payable to the Corporation or to its order, and may accept drafts on behalf of the Corporation. He shall keep accurate books of account of the Corporation's transactions which shall be the property of the Corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.

     All checks, drafts, notes, and other obligations for the payment of money except bonds, debentures and notes issued under an Indenture (with the exception of checks in payment of dividends of this Company drawn on accounts designated "Dividend Accounts" which shall be signed in the manner authorized by the Board of Directors) shall be signed, either manually or, if and to the extent authorized by the Board of Directors, through facsimile, by the Treasurer or an Assistant Treasurer or such other officer or agent as the Board of Directors shall authorize and, with the exception of checks in payment of not more than $1,000, shall also be signed or countersigned as a condition to their validity by the Chairman of the Board of Directors, the President and Chief Executive Officer, a Vice President or such other officer or agent as the Board of Directors shall authorize; provided, however, that if the Treasurer causes checks to be drawn in accordance with the foregoing provisions and deposited in special funds to provide for the payment of any payroll or for the payment of charges for transportation by common carrier, checks drawn upon such special funds may be signed manually by such person or persons as the Treasurer shall designate, or, if and to the extent authorized by the Board of Directors, through facsimile, and need not be countersigned.

                        ARTICLE XXII

                          Removals

     The Shareholders may, at any meeting called for the purpose, by a vote of a majority of the shares of the capital stock issued and outstanding and entitled to vote, remove from office with or without cause, any Director or other officer elected or appointed by the Shareholders or Board of Directors and elect or appoint his successor. The Directors, may, by vote of not less than a majority of the entire Board, remove from office, with or without cause, any officer or agent or member or members of any Committees selected or appointed by them or by the Executive Committee.

                        ARTICLE XXIII

                          Vacancies

     Any vacancy occurring in the Board of Directors (other than a vacancy created by an increase in the number of directors, which is governed by Article IX of these Bylaws) may be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, but vacancies in the Board of Directors may be filled for the unexpired term by the Shareholders having voting power at a meeting called for that purpose, unless such vacancy shall have been filled by the Directors.

     If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Directors may, by a majority vote, choose a successor or successors who shall hold office for the unexpired term.

                        ARTICLE XXIV

                        Capital Stock

     The amount of capital stock shall be as fixed in the Articles of Incorporation or in any lawful amendments thereto and the votes of the Corporation from time to time.

                         ARTICLE XXV
                    Certificates of Stock

     Every Shareholder shall be entitled to a certificate or certificates representing shares of the capital stock of the Corporation in such form, complying with law as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the Chairman of the Board of Directors, the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned by one or more of them. If certificates representing shares of capital stock of this Corporation are signed by a Transfer Agent and by a Registrar, the signatures thereon of the Chairman of the Board of Directors, the President and Chief Executive Officer, or a Vice President and the Secretary or an Assistant Secretary of this Corporation, may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimile signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of this Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by this Corporation, such certificate or certificates may nevertheless be adopted by the Board of Directors of this Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation. Any stock certificates bearing facsimile signatures of officers of this Corporation, as above provided, may also bear a facsimile of the seal of this Corporation.

                        ARTICLE XXVI

                      Transfer of Stock

     Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same signed by the person appearing by the certificate to be the owner of the shares represented thereby. No transfer shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the holder of record as the holder in fact, until such transfer is recorded upon the books of the Corporation or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every Shareholder to notify the Corporation of his post office address.

                        ARTICLE XXVII

                       Transfer Books

     The Board of Directors shall have power to close the stock transfer books of this Corporation for a period not exceeding 50 days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid.

                       ARTICLE XXVIII

                    Loss of Certificates

     In case of the loss, mutilation or destruction of a certificate representing shares of stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

                        ARTICLE XXIX

                            Seal

     The Seal of this Corporation shall consist of a flat-faced circular die with words and figures "VARIBUS
CORPORATION 1970" cut or engraved thereon.

                         ARTICLE XXX

                      Books and Records

     Unless otherwise expressly required by the laws of the State of Texas, the books and the records of the Corporation may be kept inside or outside of the State of Texas, or both, at such place or places as may be designated from time to time by the Board of Directors.

                        ARTICLE XXXI

                         Amendments

     These Bylaws may be amended, added to, altered or repealed by the Board of Directors of the Company. In the event of any such amendment, alteration or repeal of these Bylaws by the Board of Directors, the notice of the Annual Meeting of the Shareholders which shall thereafter first be sent to the Shareholders shall state that the Bylaws have been so amended, added to, altered or repealed and shall describe or set forth or be accompanied by statement describing or setting forth such amendment, addition, alteration or the text of any article which has been repealed. Notwithstanding anything hereinabove contained, these Bylaws may be amended, added to, altered or repealed at any Annual or Special Meeting of the Shareholders by vote in either case of a majority of the voting power of the shares of the capital stock issued and outstanding and entitled to vote in respect thereof, unless the question is one upon which by express provisions of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question, provided, however, that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon.